UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
RESTORE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	41-1955715

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 PATTON ROAD, ST. PAUL, MINNESOTA	55113

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Not Applicable.	Not Applicable.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-132368                                 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
COMMON STOCK, PAR VALUE $0.01 PER SHARE

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
Second Amended and Restated Certificate of Incorporation
Amended and Restated Bylaws

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Restore Medical, Inc., a Delaware corporation (the “Registrant”). The description of the Common Stock to be registered hereunder is set forth under the caption “Description of Capital Stock” of the Registrant’s Registration Statement on Form S-1, File No. 333-132368, filed with the Securities and Exchange Commission, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, together with the description set forth under such caption included in the form of prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by this reference in response to this item.
Item 2. Exhibits.
     The following exhibits are filed as a part of this registration statement:

Exhibit Number	Exhibit Description

3.1	Second Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

RESTORE MEDICAL, INC.
Date: May 12, 2006	By:	/s/ J. Robert Paulson, Jr.
J. Robert Paulson, Jr.
President and Chief Executive Officer

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